Putnam Dynamic Asset Allocation Growth Fund Period ending 3/31/17

1.	Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; Schedule A amended as of October 27,
2016 Incorporated by reference to Post-Effective Amendment
No. 36 to the Registrants Registration Statement filed on
January 27, 2017.